CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our audit report dated March 7, 2007 with respect to the financial statements of Superior Oil and Gas Co. for the year ended December 31, 2006.

/s/ Sutton Robinson Freeman & Co., P.C.

Tulsa, Oklahoma
May 21, 2008

Exhibit 23.2
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